Exhibit 99.1

Health Net, Inc. 21650 Oxnard Street Woodland Hills, CA 91367 818.676.6000 800.291.6911 www.healthnet.com

Investor Contact	Media Contact

Angie McCabe	Margita Thompson
818.676.8692	818.676.7912
angie.mccabe@healthnet.com	margita.thompson@healthnet.com

HEALTH NET REPORTS FIRST QUARTER 2010

GAAP NET INCOME OF $16.1 MILLION, OR $0.16 PER DILUTED SHARE

WESTERN REGION OPERATIONS AND GOVERNMENT CONTRACTS SEGMENTS

PRODUCE COMBINED EARNINGS OF $0.47 PER DILUTED SHARE

LOS ANGELES, May 4, 2010 – Health Net, Inc. (NYSE: HNT) today announced 2010 first quarter GAAP net income of $16.1 million, or $0.16 per diluted share, compared with $22.0 million, or $0.21 per diluted share, for the first quarter of 2009.

The GAAP results include:

1.	$37.7 million in pretax losses from run-off and other operations related to the company’s Northeast businesses that were divested on December 11, 2009; and

2.	$14.5 million in pretax losses from the company’s operations strategy cost reduction efforts and other expenses.

The company’s Western Region Operations and Government Contracts segments produced combined earnings of $0.47 per diluted share in the first quarter of 2010.

“We are very pleased with our first quarter 2010 results,” said Jay Gellert, Health Net’s chief executive officer. “Cash flow was strong, and our balance sheet is solid. We remain confident about the company’s performance for the balance of this year and are increasing our full year 2010 guidance for earnings per diluted share by $0.05.”

CONSOLIDATED RESULTS

Health Net’s total revenues decreased 13.1 percent in the first quarter of 2010 to $3.4 billion from $3.9 billion in the first quarter of 2009. Health plan services premium revenues decreased by approximately 19.5 percent to $2.5 billion in the first quarter of 2010 compared with $3.1 billion in the first quarter of 2009. Health Net’s consolidated results for the first quarter of 2009 and for the fourth quarter of 2009 until December 11, 2009 include the Northeast businesses.

Investment income decreased to $19.9 million in the first quarter of 2010 compared with $24.3 million in the first quarter of 2009.

Health plan services expenses decreased to $2.2 billion in the first quarter of 2010 from $2.7 billion in the first quarter of 2009.

WESTERN REGION OPERATIONS SEGMENT

Health Plan Membership

Total enrollment in the Western Region Operations segment (Western Region) at March 31, 2010 was approximately 3.0 million members, a decrease of approximately 2.6 percent compared with enrollment at March 31, 2009. Total enrollment in the company’s California health plan decreased approximately 1.5 percent from March 31, 2009 to March 31, 2010.

Western Region commercial enrollment declined by 10.5 percent from March 31, 2009 to 1.4 million members on March 31, 2010. The company believes that persistently high unemployment in its markets, particularly California, is the primary cause of the decrease.

Enrollment in the company’s small group and individual markets in the Western Region increased by 1.6 percent sequentially, from 440,000 at December 31, 2009 to 447,000 at March 31, 2010.

“We are very pleased that our focused sales strategy, based on affordable, narrow network products, is driving what we believe are market share gains in our small group business,” said Jim Woys, Health Net’s chief operating officer.

Enrollment in the company’s Medicare Advantage plans in the Western Region at March 31, 2010 was 218,000 members, a decrease of approximately 1.0 percent compared with March 31, 2009.

Membership in the company’s Medicare Part D plans was 457,000 at the end of the first quarter of 2010, a 1.8 percent increase compared with the end of the first quarter of 2009. The company’s Medicare Part D plans are currently offered in 49 states and the District of Columbia and were offered in 50 states and the District of Columbia in the first quarter of 2009.

Medicaid enrollment in California on March 31, 2010 increased by 80,000 members, or 10.1 percent, from March 31, 2009 to 873,000 members. The company attributes the increase in Medicaid enrollment to an increase in the Medicaid-eligible population due to the economy.

Revenues

Total revenues in the Western Region in the first quarter of 2010 increased 1.3 percent to more than $2.5 billion compared with the first quarter of 2009. Health plan services premiums revenues in the Western Region increased 1.0 percent to more than $2.5 billion in the first quarter of 2010 compared with the first quarter of 2009.

Investment income in the Western Region was $19.6 million in the first quarter of 2010 compared with $11.5 million in the first quarter of 2009 and $24.2 million in the fourth quarter of 2009.

Health Plan Services Expenses

Health plan services expenses in the Western Region were essentially flat at approximately $2.2 billion in the first quarter of 2010 compared with approximately $2.2 billion in the first quarter of 2009.

Commercial Premium Yield and Health Care Cost Trends

In the Western Region, commercial premiums per member per month (PMPM) increased by 8.4 percent to $336 in the first quarter of 2010 compared with $310 in the first quarter of 2009.

Commercial health care costs PMPM in the Western Region increased by 8.3 percent to approximately $290 in the first quarter of 2010 compared with approximately $268 in the first quarter of 2009.

Medical Care Ratios (MCR)

The health plan services MCR in the Western Region was 87.5 percent in the first quarter of 2010 compared with 87.7 percent in the first quarter of 2009.

The Western Region commercial MCR was 86.3 percent in the first quarter of 2010 compared with 86.5 percent in the first quarter of 2009.

The Medicare Advantage MCR in the Western Region was 88.2 percent in the first quarter of 2010 compared with 89.7 percent in the first quarter of 2009. The 150 basis point improvement was the result of higher revenues and moderating health care cost trends that were consistent with the company’s expectations.

The Medicare Part D MCR was 96.9 percent in the first quarter of 2010 compared with 93.8 percent in the first quarter of 2009. The 310 basis point deterioration is consistent with the company’s expectations for the first quarter and the full year of 2010.

“The performance of both our Medicare Advantage and Medicare Part D businesses in the first quarter of 2010 is tracking with what our bids anticipated,” said Woys.

General & Administrative (G&A) and Selling Expenses

G&A expense in the Western Region was $223.9 million in the first quarter of 2010 compared with $208.7 million in the first quarter of 2009. The G&A expense ratio increased 50 basis points from 8.4 percent in the first quarter of 2009 to 8.9 percent in the first quarter of 2010 primarily as a result of higher premium taxes in the company’s Medicaid plan in California in the first quarter of 2010.

Selling expense in the Western Region was $57.7 million in the first quarter of 2010 compared with $58.5 million the first quarter of 2009.

GOVERNMENT CONTRACTS SEGMENT

The company’s Government Contracts revenues increased approximately 6.6 percent in the first quarter of 2010 to $809.5 million from $759.3 million in the first quarter of 2009.

The Government Contracts cost ratio was 95.3 percent in the first quarter of 2010 compared with 95.5 percent in the first quarter of 2009.

BALANCE SHEET

Health Net’s condensed consolidated balance sheets, attached as an exhibit to this press release, include the Northeast businesses in the first quarter of 2009. As a result of the sale of the Northeast businesses in December 2009, the balance sheets exclude those businesses from the fourth quarter of 2009 and the first quarter of 2010.

Cash and investments as of March 31, 2010 were $2.0 billion compared with $2.1 billion as of March 31, 2009.

Reserves for claims and other settlements as of March 31, 2010 were $995.6 million compared with $1.3 billion as of March 31, 2009. The decline is due to the divestiture of the Northeast businesses. Compared with reserves at December 31, 2009, reserves for claims and other settlements rose sequentially by more than $43 million.

Days claims payable (DCP) for the first quarter of 2010 was 40.5 days compared with 43.9 days in the first quarter of 2009 and 34.2 days in the fourth quarter of 2009.

On an adjusted1 basis, DCP in the first quarter of 2010 was 55.8 days compared with 58.0 days in the first quarter of 2009 and 56.8 days in the fourth quarter of 2009. The sequential decline in adjusted1 DCP was primarily due to an approximate 7 percent decline in commercial and Medicare claims inventories on a dollar basis from December 31, 2009 to March 31, 2010.

The company’s debt-to-total capital ratio was 23.5 percent as of March 31, 2010 compared with 26.2 percent as of December 31, 2009 and 26.3 percent as of March 31, 2009. Both the quarter-over-quarter and sequential decreases were the result of a $100 million paydown of the company’s revolving credit facility in the first quarter of 2010.

Interest expense was $9.9 million in the first quarter of 2010 compared with $9.6 million in the first quarter of 2009.

CASH FLOW

Operating cash flow was $127.4 million in the first quarter of 2010 and included the December 2009 payment of approximately $44 million received in January 2010 for California Medicaid.

“Excluding the additional monthly Medi-Cal payment, cash flow was more than three-and-one-half times net income plus depreciation and amortization. This performance sets the stage for what we believe will be a strong year for operating cash flow,” said Joe Capezza, chief financial officer for Health Net, Inc.

NORTHEAST OPERATIONS SEGMENT

Health Net continues to serve the members of the sold Northeast companies under administrative services agreements (ASAs) that the company entered into with UnitedHealthcare and its affiliates on the closing date of the transaction. Health Net will serve these members until they are either transitioned to other UnitedHealthcare products or not renewed. The company expects the ASAs to remain in effect through 2011.

The revenues and expenses associated with providing services under the ASAs in the first quarter of 2010 were $50.4 million and $81.9 million, respectively, and they are shown separately in the accompanying consolidated statement of operations.

“This performance is consistent with our expectations and reflects the expected timing of payments from the transaction,” said Capezza. “We are maintaining our full year 2010 guidance for total Northeast-related costs of approximately $53 million. We also continue to expect to receive approximately $25 million in net cash proceeds from the Northeast in 2010.”

SHARE REPURCHASE UPDATE

Health Net resumed its share repurchase program in December 2009. On March 18, 2010, Health Net’s board of directors approved a new $300 million share repurchase program. In the first quarter of 2010,

[1]	See “Disclosures Regarding Non-GAAP Financial Information” attached to this press release for a reconciliation of this information to the comparable GAAP financial measure.

Health Net repurchased 3.3 million shares for approximately $81.2 million at an average price of $24.37 per share. At March 31, 2010, approximately $298.2 million of authorization under the new program remained.

“The board’s action underscores its confidence about our future, and we remain committed to increasing shareholder value,” said Gellert.

2010 GUIDANCE

Health Net is increasing its 2010 annual guidance for GAAP earnings per diluted share to a range of $1.97 to $2.07, or $2.37 to $2.47 per diluted share for the combined Western Region Operations and Government Contracts segments.

Metric	2010 Guidance
Year-end Membership(a)	Commercial: -1% to -2% Medicaid: +5% to +6% Medicare Advantage: -2% to -3% PDP: +1% to +2%

Consolidated Revenues	$13.0 to $13.5 billion

Commercial Yields(a)	~8.3% to 8.8% (Western Region 2009: ~ $316 PMPM)

Commercial Health Care Cost Trends(a)	~30 to 50 basis points < Premium Yields (Previously: ~20 to 40 basis points < Premium Yields) (Western Region 2009: ~$274 PMPM)

Selling Cost Ratio Government Contracts Ratio G&A Expense Ratio	~2.4% ~94.5% to 95.0% ~8.8% to 9.0%

Tax Rate(b)	~39.0%

Weighted-average Fully Diluted Shares Outstanding	101 million to 102 million (Previously: 103 million to 104 million)

GAAP EPS	$1.97 to $2.07 (previously $1.92 to $2.02)
Combined Western Region Operations and Government Contracts EPS	$2.37 to $2.47 (previously $2.32 to $2.42)

(a)	These metrics represent the company’s Western Region Operations.
(b)	Excludes costs relating to the Northeast divestiture and the operations strategy.

CONFERENCE CALL

As previously announced, Health Net will discuss the company’s first quarter 2010 results during a conference call on Tuesday, May 4, 2010, beginning at approximately 11:00 a.m. Eastern time. The conference call should be accessed at least 15 minutes prior to its start with the following numbers:

866.393.1637 (Domestic)	800.642.1687 (Replay – Domestic)
706.643.5711 (International)	706.645.9291 (Replay – International)

The access code for the live conference call and replay is 66994330. A replay of the conference call will be available through May 8, 2010. A live webcast and replay of the conference call also will be available at www.healthnet.com under “Investor Relations.” The conference call webcast is open to all interested parties. Anyone listening to the company’s conference call will be presumed to have read Health Net’s Annual Report on Form 10-K for the year ended December 31, 2009, and other reports filed by the company from time to time with the Securities and Exchange Commission.

ABOUT HEALTH NET

Health Net, Inc. is among the nation’s largest publicly traded managed health care companies. Its mission is to help people be healthy, secure and comfortable. The company’s health plans and government contracts subsidiaries provide health benefits to approximately 6.0 million individuals across the country through group, individual, Medicare, Medicaid and TRICARE and Veterans Affairs programs. Health Net’s behavioral health subsidiary, MHN, provides mental health benefits to approximately 5.9 million individuals in all 50 states. The company’s subsidiaries also offer managed health care products related to prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs.

For more information on Health Net, Inc., please visit the company’s website at www.healthnet.com.

CAUTIONARY STATEMENTS

All statements in this press release, other than statements of historical information provided herein, may be deemed to be forward-looking statements and as such are subject to a number of risks and uncertainties. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, statements including the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, costs, fees and expenses related to the post-closing administrative services to be provided under the administrative services agreements entered into in connection with the sale of our Northeast business; potential termination of the administrative services agreements by the service recipients should we breach such agreements or fail to perform all or a material part of the services required thereunder; any liabilities of the Northeast business that were incurred prior to the closing of its sale as well as those liabilities incurred through the winding-up and running-out period of the Northeast business; potential termination of our TRICARE North operations; health care reform; rising health care costs; continued recessionary economic conditions or a further decline in the economy; negative prior period claims reserve developments; trends in medical care ratios; unexpected utilization patterns or unexpectedly severe or widespread illnesses; membership declines; rate cuts affecting our Medicare or Medicaid businesses; litigation costs; regulatory issues; operational issues; investment portfolio impairment charges; volatility in the financial markets; and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and the risks discussed in the company’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise any of its forward-looking statements to reflect events or circumstances that arise after the date of this release.

The financial information presented in this press release is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the company’s Form 10-Q for the period ended March 31, 2010.

Eight pages of tables follow.

Health Net, Inc.

Enrollment Data - By State

(In thousands)

				Change from
				December 31, 2009		March 31, 2009
	Mar 31, 2010	Dec 31, 2009	Mar 31, 2009	Increase/ (Decrease)	% Change	Increase/ (Decrease)	% Change
California
Large Group	839	870	920	(31)	(3.6)%	(81)	(8.8)%
Small Group and Individual	362	357	393	5	1.4%	(31)	(7.9)%

Commercial Risk	1,201	1,227	1,313	(26)	(2.1)%	(112)	(8.5)%
ASO	5	5	2	0	0.0%	3	150.0%

Total Commercial	1,206	1,232	1,315	(26)	(2.1)%	(109)	(8.3)%
Medicare Advantage	130	137	132	(7)	(5.1)%	(2)	(1.5)%
Medi-Cal	873	857	793	16	1.9%	80	10.1%

Total California	2,209	2,226	2,240	(17)	(0.8)%	(31)	(1.4)%

Arizona
Large Group	52	59	69	(7)	(11.9)%	(17)	(24.6)%
Small Group and Individual	38	37	43	1	2.7%	(5)	(11.6)%

Commercial Risk	90	96	112	(6)	(6.3)%	(22)	(19.6)%
Medicare Advantage	51	65	65	(14)	(21.5)%	(14)	(21.5)%

Total Arizona	141	161	177	(20)	(12.4)%	(36)	(20.3)%

Oregon
Large Group	55	72	89	(17)	(23.6)%	(34)	(38.2)%
Small Group and Individual	47	46	46	1	2.2%	1	2.2%

Commercial Risk	102	118	135	(16)	(13.6)%	(33)	(24.4)%
Medicare Advantage	37	25	23	12	48.0%	14	60.9%

Total Oregon	139	143	158	(4)	(2.8)%	(19)	(12.0)%

Total Health Plan Enrollment
Large Group	946	1,001	1,078	(55)	(5.5)%	(132)	(12.2)%
Small Group and Individual	447	440	482	7	1.6%	(35)	(7.3)%

Commercial Risk	1,393	1,441	1,560	(48)	(3.3)%	(167)	(10.7)%
ASO	5	5	2	0	0.0%	3	150.0%

Total Commercial	1,398	1,446	1,562	(48)	(3.3)%	(164)	(10.5)%
Medicare Advantage	218	227	220	(9)	(4.0)%	(2)	(0.9)%
Medicare PDP (stand-alone)	457	460	449	(3)	(0.7)%	8	1.8%
Medi-Cal/Medicaid	873	857	793	16	1.9%	80	10.1%

	2,946	2,990	3,024	(44)	(1.5)%	(78)	(2.6)%
All Other States	21	28	553	(7)	(25.0)%	(532)	(96.2)%

	2,967	3,018	3,577	(51)	(1.7)%	(610)	(17.1)%

TRICARE - North Contract Eligibles	3,067	3,067	3,004	0	0.0%	63	2.1%

Health Net, Inc.

Enrollment Data - Line of Business

(In thousands)

				Change from
				December 31, 2009		March 31, 2009
	Mar 31, 2010	Dec 31, 2009	Mar 31, 2009	Increase/ (Decrease)	% Change	Increase/ (Decrease)	% Change
Large Group
California	839	870	920	(31)	(3.6)%	(81)	(8.8)%
Arizona	52	59	69	(7)	(11.9)%	(17)	(24.6)%
Oregon	55	72	89	(17)	(23.6)%	(34)	(38.2)%

	946	1,001	1,078	(55)	(5.5)%	(132)	(12.2)%

Small Group and Individual
California	362	357	393	5	1.4%	(31)	(7.9)%
Arizona	38	37	43	1	2.7%	(5)	(11.6)%
Oregon	47	46	46	1	2.2%	1	2.2%

	447	440	482	7	1.6%	(35)	(7.3)%

Commercial Risk
California	1,201	1,227	1,313	(26)	(2.1)%	(112)	(8.5)%
Arizona	90	96	112	(6)	(6.3)%	(22)	(19.6)%
Oregon	102	118	135	(16)	(13.6)%	(33)	(24.4)%

	1,393	1,441	1,560	(48)	(3.3)%	(167)	(10.7)%

ASO	5	5	2	0	0.0%	3	150.0%

Total Commercial
California	1,206	1,232	1,315	(26)	(2.1)%	(109)	(8.3)%
Arizona	90	96	112	(6)	(6.3)%	(22)	(19.6)%
Oregon	102	118	135	(16)	(13.6)%	(33)	(24.4)%

	1,398	1,446	1,562	(48)	(3.3)%	(164)	(10.5)%
Medicare Advantage
California	130	137	132	(7)	(5.1)%	(2)	(1.5)%
Arizona	51	65	65	(14)	(21.5)%	(14)	(21.5)%
Oregon	37	25	23	12	48.0%	14	60.9%

	218	227	220	(9)	(4.0)%	(2)	(0.9)%
Medi-Cal/Medicaid
California	873	857	793	16	1.9%	80	10.1%

Total Health Plan Enrollment
Large Group	946	1,001	1,078	(55)	(5.5)%	(132)	(12.2)%
Small Group and Individual	447	440	482	7	1.6%	(35)	(7.3)%

Commercial Risk	1,393	1,441	1,560	(48)	(3.3)%	(167)	(10.7)%
ASO	5	5	2	0	0.0%	3	150.0%

Total Commercial	1,398	1,446	1,562	(48)	(3.3)%	(164)	(10.5)%
Medicare Advantage	218	227	220	(9)	(4.0)%	(2)	(0.9)%
Medicare PDP (stand-alone)	457	460	449	(3)	(0.7)%	8	1.8%
Medi-Cal/Medicaid	873	857	793	16	1.9%	80	10.1%

	2,946	2,990	3,024	(44)	(1.5)%	(78)	(2.6)%
All Other States	21	28	553	(7)	(25.0)%	(532)	(96.2)%

	2,967	3,018	3,577	(51)	(1.7)%	(610)	(17.1)%

TRICARE - North Contract Eligibles	3,067	3,067	3,004	0	0.0%	63	2.1%

Health Net, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except per share, PMPM and ratio data)

	Quarter Ended March 31, 2009	Quarter Ended December 31, 2009	Quarter Ended March 31, 2010
REVENUES:
Health plan services premiums	3,139,251	$2,981,678	$2,527,507
Government contracts	759,339	754,766	809,459
Net investment income	24,321	33,486	19,922
Administrative services fees and other income	9,892	28,165	8,856
Northeast administrative services fees and other	—	—	50,360

	3,932,803	3,798,095	3,416,104

EXPENSES:
Health plan services	2,721,779	2,557,149	2,211,256
Government contracts	725,002	707,353	771,902
General and administrative	354,910	355,407	247,096
Selling	81,410	84,068	58,831
Depreciation and amortization	16,040	8,605	8,663
Interest	9,567	9,538	9,884
Northeast administrative services expenses	—	—	81,878
Asset impairments	—	4,309	—
Loss on sale of Northeast health plan subsidiaries	—	105,931	—

	3,908,708	3,832,360	3,389,510

Income (loss) from operations before income taxes	24,095	(34,265)	26,594
Income tax provision (benefit)	2,060	10,892	10,504

Net income (loss)	$22,035	$(45,157)	$16,090

Basic earnings (loss) per share	$0.21	$(0.43)	$0.16

Diluted earnings (loss) per share	$0.21	$(0.43)	$0.16

Weighted average shares outstanding:
Basic	103,766	103,902	101,049
Diluted	104,265	103,902	102,115

Health Net, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands, except ratio data)

	March 31, 2009	December 31, 2009	March 31, 2010
ASSETS
Current Assets
Cash and cash equivalents	$739,824	$682,803	$537,414
Investments - available for sale	1,374,883	1,376,142	1,477,843
Premiums receivable, net	417,664	288,719	295,514
Amounts receivable under government contracts	265,028	270,810	298,827
Incurred but not reported (IBNR) health care costs receivable
under TRICARE North contract	290,835	281,140	255,925
Other receivables	198,688	111,608	80,260
Deferred taxes	104,154	46,527	51,389
Other assets	199,517	187,086	205,036

Total current assets	3,590,593	3,244,835	3,202,208
Property and equipment, net	178,248	131,480	124,235
Goodwill, net	751,949	611,886	611,886
Other intangible assets, net	86,935	28,108	27,059
Deferred taxes	55,549	89,479	83,885
Investments - available for sale- noncurrent	—	20,870	531
Other noncurrent assets	141,344	155,993	164,379

Total Assets	$4,804,618	$4,282,651	$4,214,183

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Reserves for claims and other settlements	$1,328,709	$951,655	$995,594
Health care and other costs payable under government contracts	71,486	90,815	95,194
IBNR health care costs payable under TRICARE North contract	290,835	281,140	255,925
Unearned premiums	209,019	135,772	152,219
Borrowings under amortizing financing facility	133,519	104,007	105,579
Accounts payable and other liabilities	317,862	366,125	412,575

Total current liabilities	2,351,430	1,929,514	2,017,086
Senior notes payable	398,327	398,480	398,532
Borrowings under revolving credit facility	100,000	100,000	—
Other noncurrent liabilities	179,944	158,874	159,036

Total Liabilities	3,029,701	2,586,868	2,574,654

Stockholders’ Equity
Common stock	144	154	145
Additional paid-in capital	1,185,153	1,190,203	1,201,904
Treasury common stock, at cost	(1,368,825)	(1,389,722)	(1,476,327)
Retained earnings	1,966,135	1,895,096	1,911,186
Accumulated other comprehensive (loss) income	(7,690)	52	2,621

Total Stockholders’ Equity	1,774,917	1,695,783	1,639,529

Total Liabilities and Stockholders’ Equity	$4,804,618	$4,282,651	$4,214,183

Debt-to-Total Capital Ratio	26.3%	26.2%	23.5%

Health Net, Inc.

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

	First Quarter Ended March 31, 2009	Fourth Quarter Ended December 31, 2009	First Quarter Ended March 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$22,035	$(45,157)	$16,090
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Amortization and depreciation	16,040	8,605	8,663
Share-based compensation	5,838	4,914	14,555
Deferred income taxes	10,424	22,060	(638)
Excess tax benefits from share-based compensation	—	(23)	(473)
Loss on sale of business	—	105,931	—
Asset and investment impairment charges	11,893	4,309	—
Net realized (gain) loss on sale on investments	(9,380)	(17,619)	(6,853)
Other changes	6,661	5,931	6,058
Changes in assets and liabilities, net of the effects of dispositions:
Premiums receivable and unearned premiums	(81,664)	27,352	9,652
Other current assets, receivables and noncurrent assets	44,979	120,941	8,431
Amounts receivable/payable under government contracts	(22,149)	(16,537)	(23,638)
Reserves for claims and other settlements	(9,440)	(19,533)	43,939
Accounts payable and other liabilities	(1,062)	(48,002)	51,661

Net cash (used in) provided by operating activities	(5,825)	153,172	127,447

CASH FLOWS FROM INVESTING ACTIVITIES:
Sales of investments	331,926	680,676	444,200
Maturities of investments	55,038	48,194	36,631
Purchases of investments	(257,567)	(689,740)	(557,102)
Proceeds from sale of property and equipment	3,835	—	—
Purchases of property and equipment	(4,782)	(7,461)	(3,549)
Net cash paid for acquisition and sale of businesses	—	(173,422)	—
Sales and purchases of restricted investments and other	504	(924)	(130)

Net cash provided by (used in) investing activities	128,954	(142,677)	(79,950)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options and employee stock purchases	—	869	850
Repurchases of common stock	(1,506)	(12,615)	(94,209)
Excess tax benefits from share-based compensation	—	23	473
Borrowings under financing arrangements	—	55,000	—
Repayment of borrowings under financing arrangements	(50,000)	(72,540)	(100,000)

Net cash (used in) provided by financing activities	(51,506)	(29,263)	(192,886)

Net increase (decrease) in cash and cash equivalents	71,623	(18,768)	(145,389)

Net change in cash and cash equivalents classified as assets held for sale	—	238,260	—
Cash and cash equivalents, beginning of period	668,201	463,311	682,803

Cash and cash equivalents, end of period	$739,824	$682,803	$537,414

Health Net, Inc.

SEGMENT INFORMATION

(Amounts in thousands, except per share, PMPM and ratio data)

(Unaudited)

The following table presents Health Net’s operating segment information.

	Quarter Ended March 31, 2009					Quarter Ended December 31, 2009					Quarter Ended March 31, 2010
	Western Region Opera- tions[1]	Govern- ment Contracts[2]	Northeast Opera- tions[3]	Cor- porate/ Other[4]	Consoli- dated	Western Region Opera- tions[1]	Govern- ment Contracts[2]	Northeast Opera- tions[3]	Cor- porate/ Other[5]	Consoli- dated	Western Region Opera- tions[1]	Govern- ment Contracts[2]	Northeast Opera- tions[3]	Cor- porate/ Other[6]	Consoli- dated
Health plan services premiums	$2,479,172		$660,079		$3,139,251	$2,435,709		$545,969		$2,981,678	$2,502,358		$25,149		$2,527,507
Government contracts		759,339			759,339		754,766			754,766		809,459			809,459
Net investment income	11,510		12,811		24,321	24,234		9,252		33,486	19,577		$345		19,922
Administrative services fees and other income	7,400		2,492		9,892	11,528		16,637		28,165	8,832		24		8,856
Northeast administrative services fees and other	—		—		—	—		—		—	—		50,360		50,360

Total revenues	2,498,082	759,339	675,382	—	3,932,803	2,471,471	754,766	571,858	—	3,798,095	2,530,767	809,459	75,878	—	3,416,104
Health plan services	2,173,938		550,019	(2,178)	2,721,779	2,089,248		467,901		2,557,149	2,189,893		21,363		2,211,256
Government contracts		725,002			725,002		703,721		3,632	707,353		771,436		466	771,902
General and administrative excluding insurance, taxes and fees	195,642		99,272	46,934	341,848	195,391		101,507	38,723	335,621	204,838		9,157	14,062	228,057
Insurance, taxes and fees	13,062		—	—	13,062	19,786		—	—	19,786	19,039		—	—	19,039

General and administrative including insurance, taxes and fees	208,704		99,272	46,934	354,910	215,177		101,507	38,723	355,407	223,877		9,157	14,062	247,096
Selling	58,494		22,916		81,410	58,877		25,191		84,068	57,725		1,106		58,831
Depreciation and amortization	9,622		6,418		16,040	7,905		700		8,605	8,621		42		8,663
Interest	9,567				9,567	10,225		(687)		9,538	9,884				9,884
Asset impairments on Northeast operations	—				—	—			4,309	4,309	—				—
Northeast administrative services expenses	—				—	—				—	—		81,878		81,878
Loss on sale of Northeast health plan subsidiaries	—				—	—			105,931	105,931	—				—

Total expenses	2,460,325	725,002	678,625	44,756	3,908,708	2,381,432	703,721	594,612	152,595	3,832,360	2,490,000	771,436	113,546	14,528	3,389,510

Income (loss) from operations before income taxes	37,757	34,337	(3,243)	(44,756)	24,095	90,039	51,045	(22,754)	(152,595)	(34,265)	40,767	38,023	(37,668)	(14,528)	26,594
Income tax provision (benefit)	14,172	14,044	(1,640)	(24,516)	2,060	38,074	20,660	(9,693)	(38,149)	10,892	15,379	15,503	(14,993)	(5,385)	10,504

Net income (loss)	$23,585	$20,293	$(1,603)	$(20,240)	$22,035	$51,965	$30,385	$(13,061)	$(114,446)	$(45,157)	$25,388	$22,520	$(22,675)	$(9,143)	$16,090

Basic earnings (loss) per share	$0.23	$0.20	$(0.02)	$(0.20)	$0.21	$0.50	$0.29	$(0.13)	$(1.10)	$(0.43)	$0.25	$0.22	$(0.22)	$(0.09)	$0.16
Diluted earnings (loss) per share	$0.23	$0.19	$(0.02)	$(0.20)	$0.21	$0.50	$0.29	$(0.13)	$(1.10)	$(0.43)	$0.25	$0.22	$(0.22)	$(0.09)	$0.16
Basic weighted average shares outstanding	103,766	103,766	103,766	103,766	103,766	103,902	103,902	103,902	103,902	103,902	101,049	101,049	101,049	101,049	101,049
Diluted weighted average shares outstanding	104,265	104,265	103,766	103,766	104,265	104,626	104,626	103,902	103,902	103,902	102,115	102,115	101,049	101,049	102,115
Pretax margin	1.5%	4.5%				3.6%	6.8%				1.6%	4.7%
Commercial premium yield	10.0%					8.7%					8.4%
Commercial premium PMPM	$310.35					$322.00					$336.44
Commercial health care cost trend	10.1%					9.7%					8.3%
Commercial health care cost PMPM	$268.32					$278.14					$290.47
Commercial MCR	86.5%					86.4%					86.3%
Medicare Advantage MCR	89.7%					88.6%					88.2%
Medicare Part D MCR	93.8%					59.7%					96.9%
Health plan services MCR	87.7%					85.8%					87.5%
Government contracts cost ratio		95.5%					93.2%					95.3%
G&A expense ratio	8.4%					8.8%					8.9%
Selling costs ratio	2.4%					2.4%					2.3%
Effective tax rate	37.5%					42.3%					37.7%

1	Includes the operations of the company’s commercial, Medicare (including Part D) and Medicaid health plans, the operations of the company’s health and life insurance companies in California, Arizona and Oregon and the company’s behavioral health and pharmaceutical services subsidiaries in Arizona, California and Oregon.
2	Includes government-sponsored managed care plans through the TRICARE program and other health care-related Department of Defense and Veterans Affairs government contracts.
3	Includes the operations of the company’s Northeast health plans that were sold on December 11, 2009 and the operations of the company’s health and life insurance companies in Connecticut, New Jersey and New York. Subsequent to the sale, it also includes the operations of the administrative services provided to the buyer.
4	Includes a $2.2 million pretax benefit for a litigation reserve true-up related to a previously accrued for class action lawsuit and $46.9 million in pretax costs related to the company’s operations strategy.
5	Includes costs related to the company’s operations strategy and an asset impairment and loss on the sale of the company’s Northeast businesses.
6	Includes costs related to the company’s operations strategy.

Health Net, Inc.

Disclosures Regarding Non-GAAP Financial Information

(Dollars in millions)

(Unaudited)

Management believes that adjusted days claims payable (adjusted for divested businesses, capitation, provider and other claim settlements and Medicare Part D), a non-GAAP financial measure, provides useful information to investors because the adjusted days claims payable calculation excludes amounts related to divested businesses and health care costs for which no or minimal reserves are maintained. Therefore, management believes that adjusted days claims payable presents a more accurate reflection of days claims payable calculated from claims-based reserves than GAAP days claims payable, which does not exclude such costs. This non-GAAP financial information should be considered in addition to, not as a substitute for, financial information prepared in accordance with GAAP. The following table provides a reconciliation of the differences between adjusted days claims payable and days claims payable, the most directly comparable GAAP financial measure. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating the adjusted amounts, you should be aware that we have incurred expenses that are the same as or similar to some of the adjustments in the current presentation and we may incur them again in the future.

Our presentation of the adjusted amounts should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

	Q1 2009	Q4 2009	Q1 2010
Reconciliation of Days Claims Payable:
(1) Reserve for Claims and Other Settlements	$1,328.7	$951.7	$995.6
Less: Reserve for Claims and Other Settlements for Divested Businesses	(264.5)	—	—
Less: Capitation Payable, Provider and Other Claim Settlements and Medicare Part D	(196.5)	(162.8)	(174.0)

(2) Reserve for Claims and Other Settlements - Adjusted	$867.7	$788.9	$821.6

(3) Health Plan Services Cost	$2,721.8	$2,557.1	$2,211.3
Less: Health Plan Services Cost for Divested Businesses	(529.0)	(460.7)	—
Less: Capitation Payable, Provider and Other Claim Settlements and Medicare Part D	(847.4)	(818.4)	(885.2)

(4) Health Plan Services Cost - Adjusted	$1,345.4	$1,278.0	$1,326.1

(5) Number of Days in Period	90	92	90

= (1) / (3) * (5) Days Claims Payable - (using end of period reserve amount)	43.9	34.2	40.5
= (2) / (4) * (5) Days Claims payable - Adjusted (using end of period reserve amount)	58.0	56.8	55.8

Health Net, Inc.

Reconciliation of Reserves for Claims and Other Settlements

(In millions)

	Health Plan Services
	Q1 2010	Year 2009	Year 2008
Reserve for claims (a), beginning of period	$692.2	$957.1	$838.7

Incurred claims related to:
Current Year	1,192.7	6,422.8	6,372.2
Prior Years (c)	(52.9)	(80.0)	(8.3)

Total Incurred (b)	1,139.8	6,342.8	6,363.9

Paid claims related to:
Current Year	602.4	5,572.2	5,443.2
Prior Years	510.9	857.8	802.3

Total Paid (b)	1,113.3	6,430.0	6,245.5

Less: Divested businesses	—	(177.7)	—

Reserve for claims (a), end of period	718.7	692.2	957.1
Add:
Claims Payable (d)	164.9	165.6	284.8
Other (e)	112.0	93.9	96.2

Reserves for claims and other settlements, end of period	$995.6	$951.7	$1,338.1

(a)	Consists of incurred but not reported claims and received but unprocessed claims and reserves for loss adjustment expenses.
(b)	Includes medical claims only. Capitation, pharmacy and other payments including provider settlements are not included.
(c)	This line represents the change in reserves attributable to the difference between the original estimate of incurred claims for prior years and the revised estimate. In developing the revised estimate, there have been no changes in the approach used to determine the key actuarial assumptions, which are the completion factor and medical cost trend. Claims liabilities are estimated under actuarial standards of practice and generally accepted accounting principles. The majority of the reserve balance held at each quarter-end is associated with the most recent months’ incurred services because these are the services for which the fewest claims have been paid. The majority of the adjustments to reserves relate to variables and uncertainties associated with actuarial assumptions. The degree of uncertainty in the estimates of incurred claims is greater for the most recent months’ incurred services. Revised estimates for prior years are determined in each quarter based on the most recent updates of paid claims for prior years.
(d)	Includes amount accrued for litigation and regulatory-related expenses.
(e)	Includes accrued capitation, shared risk settlements, provider incentives and other reserve items.